UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2014

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 606-5900
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.
On January 6, 2014, Griffin Capital Essential Asset REIT, Inc. (the “Registrant”) issued a press release discussing the Registrant’s acquisition of the Farmers Insurance Exchange property (described below in Item 8.01). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 8.01. Other Events.
Acquisition of Farmers Insurance Exchange Property
On December 27, 2013, the Registrant acquired a two-story office facility consisting of approximately 102,000 rentable square feet located in Olathe, Kansas (the “Farmers Insurance Exchange property”). The Farmers Insurance Exchange property is leased entirely to Farmers Insurance Exchange (“Farmers”). The purchase price for the Farmers Insurance Exchange property was $19.1 million, plus closing costs. The purchase price and acquisition fees and expenses earned by and paid to the Registrant’s advisor were funded with proceeds from the Registrant’s public offering. The Registrant’s advisor earned and was paid approximately $477,500 in acquisition fees, plus reimbursement of approximately $95,500 in acquisition expenses in connection with the acquisition of the Farmers Insurance Exchange property.
The Farmers lease is a triple net lease with a remaining term of over ten years upon the Registrant’s acquisition, expiring in March 2024. The current approximate annual base rent is $1,454,000. Under the Farmers lease, Farmers Insurance Exchange has the right to renew the Farmers lease for two five-year extension terms at 95% of the then-prevailing market rental rate.
The implied initial capitalization rate for the Farmers Insurance Exchange property is approximately 7.61%. The estimated going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from the tenants including base rental revenue and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenants will perform its obligations under its lease agreements during the next 12 months.
The acquisition of the Farmers Insurance Exchange property brings the Registrant’s total portfolio to 42 office and industrial distribution properties in 18 states totaling approximately 8.9 million rentable square feet.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1    Griffin Capital Essential Asset REIT, Inc. Press Release, dated January 6, 2014

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: January 6, 2014            By: /s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer and Treasurer